UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-2222
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                          ☐

This current report and its exhibits include forward-looking statements. Edison International based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International . Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q.

Item 8.01	Other Events
On May 16, 2019, Edison International established an at-the-market equity distribution program (the “ATM Program”) by entering into a Distribution Agreement (collectively, the “Distribution Agreements”), with each of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, each acting as sales agent for Edison International (each, a “Sales Agent” and collectively, the “Sales Agents”). The Distribution Agreements provide that, in addition to the issuance of common stock through the Sales Agents, Edison International may enter into one or more forward sales confirmations (each, a “Confirmation”) with each of JPMorgan Chase Bank, National Association, Barclays Bank PLC, Citibank, N.A. and Wells Fargo Bank, National Association, each acting as forward purchaser (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) pursuant to which the relevant Forward Purchaser will borrow shares of Edison International’s common stock from third parties and, through its affiliated Sales Agent (each Sales Agent when acting in such capacity is referred to as a “Forward Seller”), sell a number of shares of Edison International’s common stock equal to the number of shares underlying the applicable Confirmation. Under the ATM Program, Edison International may, from time to time, offer and sell shares of its common stock, no par value, having an aggregate sales price of up to $1,500,000,000. The applicable Sales Agent and Forward Sellers will be entitled to compensation as provided under the terms of the applicable Distribution Agreement.
Edison International will not initially receive any proceeds from the sale of borrowed shares by a Forward Seller. Edison International expects to physically settle each particular forward sale transaction with the relevant Forward Purchaser on one or more dates specified by Edison International on or prior to the maturity date of that particular Confirmation, in which case Edison International would expect to receive aggregate cash proceeds at settlement equal to the product of the initial forward price under the relevant Confirmation and the number of shares of common stock underlying the Confirmation, subject to the price adjustment and other provisions of the Confirmation. However, Edison International may also elect to cash settle or net share settle a particular forward sale transaction, in which case Edison International may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and Edison International may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.
The shares will be offered pursuant to Edison International’s prospectus supplement, dated May 16, 2019 (the "Prospectus Supplement"), which was filed with the Securities and Exchange Commission on such date, and Edison International's automatic shelf registration statement on Form S-3 (File No. 333-231121) originally filed with the Securities and Exchange Commission on April 30, 2019.
In addition, the Distribution Agreements also provide that Edison International may enter a separate terms agreement to sell shares directly to a Sales Agent, as principal in a firm commitment underwritten offering. Edison International has no obligation to sell any of the shares in the ATM Program, and may at any time suspend solicitation and offers under the Distribution Agreements or terminate any Distribution Agreement.
The foregoing description of the Distribution Agreements and Confirmation does not purport to be complete and is qualified in its entirety by the provisions of the Forms of Distribution Agreement and Confirmation, which are attached hereto as Exhibits 1.1 and 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Distribution Agreement

5.1	Opinion of Barbara E. Mathews, dated May 16, 2019

23.1	Consent of Barbara E. Mathews (included as part of Exhibit 5.1 above)

99.1	Form of Master Forward Sale Confirmation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 16, 2019